Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-85558) of Tetra Tech, Inc. of our report dated November 18, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tetra Tech, Inc.’s Annual Report on Form 10-K for the year ended September 28, 2008.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Los Angeles, CA
May 1, 2009